Exhibit 4.1
                        STANDBY BOND PURCHASE AGREEMENT

                                  dated as of

                                    between

                                      and

                         FGIC SECURITIES PURCHASE, INC.

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                               TABLE OF CONTENTS*

                                                                                                             Page

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01.              Definitions............................................................................1
SECTION 1.02.              Interpretation; Incorporation of Certain Definitions by Reference......................4

                                   ARTICLE II
                          COMMITMENT TO PURCHASE BONDS

SECTION 2.01.              Commitment to Purchase Bonds...........................................................4
SECTION 2.02.              Method of Purchasing...................................................................4
SECTION 2.03.              Termination of Commitment..............................................................5
SECTION 2.04.              Sale of Bonds..........................................................................5
SECTION 2.05.              Reduction of Available Commitment......................................................6
SECTION 2.06.              Fees...................................................................................6
SECTION 2.07.              Corporation Rate.......................................................................6
SECTION 2.08.              General Provisions as to Payments......................................................6

                                  ARTICLE III
                                   CONDITIONS

SECTION 3.01.              Conditions to Effectiveness............................................................7
SECTION 3.02.              Conditions to Purchase.................................................................7

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.              Existence..............................................................................8
SECTION 4.02.              Authorization; Contravention...........................................................8
SECTION 4.03.              Binding Effect.........................................................................8
SECTION 4.04.              No Default.............................................................................8
SECTION 4.05.              Litigation.............................................................................8
SECTION 4.06.              No Sovereign Immunity..................................................................8
SECTION 4.07.              Incorporation of Representations and Warranties by Reference...........................8

                                   ARTICLE V
                                   COVENANTS

SECTION 5.01.              Covenants..............................................................................9
SECTION 5.02.              No Amendment of GE Capital Agreement Without Consent of Issuer and Trustee;
                           Incorporation of Certain Covenants.....................................................9
SECTION 5.03.              Other Liquidity Facilities............................................................10

                                   ARTICLE VI
                                    DEFAULTS

SECTION 6.01.              Events of Default.....................................................................10
SECTION 6.02.              Termination Events....................................................................11

                                  ARTICLE VII
                                 MISCELLANEOUS

SECTION 7.01.              Notices...............................................................................12
SECTION 7.02.              No Waivers............................................................................12
SECTION 7.03.              Expenses..............................................................................12
SECTION 7.04.              Indemnification.......................................................................13
SECTION 7.05.              Amendments and Waivers................................................................13
SECTION 7.06.              Successors and Assigns................................................................13
SECTION 7.07.              Term of this Agreement; Extension.....................................................13
SECTION 7.08.              New York Law..........................................................................14
SECTION 7.09.              Counterparts..........................................................................14
SECTION 7.10.              Beneficiaries.........................................................................14
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Exhibit A -                  Opinion of Counsel for the Issuer

Exhibit B -                  Notice of Purchase

Exhibit C -                  No-Remarketing Notice

Exhibit D -                  Default Rate Notice

Exhibit E -                  Termination Notice

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                        STANDBY BOND PURCHASE AGREEMENT

          STANDBY BOND PURCHASE AGREEMENT dated as of ____________ , 199_ between _____________________________________________________ , a of the State
of New York (the "Issuer") and FGIC SECURITIES PURCHASE, INC., a Delaware corporation (the "Corporation").

          WHEREAS, the Issuer proposes to issue $ in principal amount of its (the "Bonds") pursuant to a Bond Resolution, as amended and supplemented (the "Authorizing Document");

          WHEREAS, the Authorizing Document provides that the holders of the Bonds shall have the option, upon the satisfaction of certain conditions, to tender Bonds to the Issuer for purchase, upon notice to the Issuer or its agents as provided for in the Authorizing Document and, under certain circumstances, may be required to tender their Bonds for purchase thereof in accordance with the terms of the Authorizing Document; and

          WHEREAS, the Corporation has agreed to purchase such tendered Bonds pursuant to the terms of this Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

          "Authority" means the .

          "Authorized Representative" means any official of the Issuer duly authorized and empowered to execute and deliver the Related Documents and all certificates or other documents connected with the issuance, sale and subsequent disposition of the bonds on behalf of the Issuer.

          "Available Commitment" as of any day means the sum of the Available Principal Commitment and the Available Interest Commitment, in each case as of such day.

          "Available Interest Commitment" initially means $ _______________ and thereafter means such initial amount adjusted from time to time as follows: (a) downward by an amount that bears the same proportion to such initial amount as the amount of any reduction in the Available Principal Commitment pursuant to the definition of "Available Principal Commitment" bears to the initial Available Principal Commitment; and (b) upward by an amount that bears the same proportion to such initial amount as the amount of any increase in the Available Principal Commitment pursuant to the definition of "Available Principal Commitment" bears to the initial Available Principal Commitment.

          "Available Principal Commitment" initially means $ ________________ and thereafter means such initial amount adjusted from time to time as follows: downward by the amount of any termination or reduction of the Available Principal Commitment pursuant to Section 2.03 or Section 2.05; (b) downward by the principal amount of any Bonds purchased by the Corporation pursuant to
Section 2.02; and (c) upward by the principal amount of any Bonds theretofore purchased by the Corporation pursuant to Section 2.02, which are delivered for sale by the Corporation pursuant to Section 2.04(b).

          "Business Day" means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

          "Commitment" means the Available Commitment calculated without regard to clauses (b) and (c) of the definition of Available Principal Commitment and the effect thereof on the amount of the Available Interest Commitment.

          "Corporation Rate" means the rate of interest borne by the Bonds owned by the Corporation as specified in Section 2.07 hereof.

          "Default" means any condition or event which constitutes an Event of Default or which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

          "Effective Date" means the date of the execution of this Agreement.

          "Event of Default" has the meaning set forth in Section 6.01.

          "Financing Agreement" means the Financing Agreement by and among the City of New York, the Authority and the Issuer, dated as of , as amended and supplemented.

          "Fixed Rate" means a Flexible Interest Rate which, in accordance with the terms of the Authorizing Document, shall remain in effect through the maturity date of the Bonds bearing said Flexible Interest Rate.

          "GE Capital Agreement" means the Standby Loan Agreement, dated as of , by and between the Corporation and General Electric Capital Corporation.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "No-Remarketing Notice" has the meaning set forth in Section 6.01.

          "Notice of Purchase" has the meaning specified in Section 2.02.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time as its prime rate.

          "Purchase Date" has the meaning set forth in Section 2.02(d).

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          "Purchase Contract" means the Purchase Contract between the Issuer and the Underwriters named therein executed and delivered in connection with the sale of the Bonds.

          "Purchase Period" means, unless extended in accordance with Section
7.07 of this Agreement, the period from the later of _______________ and the Effective Date to and including the earlier of (i) the Scheduled Termination Date (or, if such date is not a Business Day, the Business Day immediately preceding such date), (ii) the date on which all Bonds have been paid in full, redeemed or defeased in accordance with the terms of such Bonds, (iii) two Business Days following the date the Bonds are converted to a Fixed Rate in accordance with the terms of such Bonds, and (iv) the date on which the Commitment is terminated pursuant to Section 2.03.

          "Purchase Price" shall mean the Tender Option Price.

          "Related Documents" means the Authorizing Document, the Bonds, the Remarketing Agreement, the Financing Agreement and all other agreements, documents, certificates and instruments executed and delivered on the date hereof in connection with the issuance, sale and delivery of the Bonds.

          "Remarketing Agent" means ____________________ and its successors and assigns under the Remarketing Agreement, including any substitute remarketing agent appointed pursuant to such Remarketing Agreement.

          "Remarketing Agreement" means the Remarketing Agreement dated the date hereof between the Issuer and the Remarketing Agent.

          "Scheduled Termination Date" means __________ or such later date specified by the Corporation pursuant to an extension under Section 7.07.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of McGraw Hill, Inc., and its successors.

          "Tender Agent" means the entity designated as such in the Authorizing Document and its permitted successors and assigns.

          "Termination Event" has the meaning set forth in Section 6.02.

          "Termination Notice" has the meaning set forth in Section 2.03.

          "Trustee" means the Trustee under the Authorizing Document.

          "Variable Rate" means any interest rate that is subject to change prior to maturity of the applicable Bonds in accordance with the Authorizing Document.

          SECTION 1.02. Interpretation; Incorporation of Certain Definitions by Reference. All references to Bonds herein shall refer to Bonds in their registered form or beneficial ownership interests in Bonds in book-entry form registered with Cede & Co. or other nominee of the Depository Trust Company. Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor in the Authorizing Document.

                                  ARTICLE II

                          COMMITMENT TO PURCHASE BONDS

          SECTION 2.01. Commitment to Purchase Bonds. The Corporation agrees, on the terms and conditions contained in this Agreement, to purchase Bonds bearing interest at a Variable Rate (and not defeased) that are tendered to the Corporation from time to time pursuant to the Authorizing Document during the Purchase Period at the Purchase Price. In accordance with Section 2.3 of the GE Capital Agreement such purchase shall be made from Corporation moneys or moneys made available by GE Capital to the Corporation under the GE Capital Agreement. The Corporation will exercise its rights under the GE Capital Agreement and make a borrowing thereunder in a timely manner in order to obtain all funds necessary to meet the payment obligations under this Agreement. The aggregate principal amount of the Bonds purchased by the Corporation on any Purchase Date shall not exceed the Available Principal Commitment on such date and the aggregate amount of the Purchase Price comprising interest on Bonds purchased by the Corporation on any Purchase Date shall not exceed the lesser of (1) the Available Interest Commitment and (2) the actual amount of interest accrued and unpaid on such Bonds to but excluding such date. The Corporation agrees that in no event shall amounts paid by it in respect of the Purchase Price be paid from funds or property of the Issuer. The parties hereto acknowledge that the obligation of the Corporation hereunder to purchase Bonds pursuant and subject to the terms and conditions of this Agreement is irrevocable and constitutes an extension of credit to the Issuer at the Effective Date and that the obligation of the Issuer to repay amounts advanced by the Corporation under this Agreement in respect of the purchase of Bonds shall be evidenced by the Bonds so purchased. From and after the Effective Date, the obligation of the Corporation to purchase Bonds pursuant to this Agreement shall run to the benefit of those beneficiaries identified in Section 7.10.

          SECTION 2.02. Method of Purchasing. (a) Pursuant to the Authorizing Document, the Tender Agent will give notice to the Corporation as provided in subsection (b) below if Bonds bearing interest at a Variable Rate (and not defeased) are to be purchased by the Corporation due to the inability of the Remarketing Agent to remarket such Bonds.

          (b) If by 11:30 a.m. (New York City time) on any Business Day during the Purchase Period the Corporation receives a notice of purchase from the Tender Agent substantially in the form of Exhibit B hereto, (any such notice to be referred to as a "Notice of Purchase"), the Corporation will pay, unless it determines that any applicable condition specified in Section 3.02 below is not satisfied, not later than 2:30 p.m. (New York City time) on the Purchase Date to the Tender Agent, in funds to be available as specified in such Notice of Purchase, an amount equal to the aggregate Purchase Price.

          (c) The Corporation shall not have any responsibility for, or incur any liability in respect of, any act, or any failure to act, by the Tender Agent which results in the failure of the Tender Agent (x) to credit the appropriate account with funds made available by the Corporation pursuant to this Section or (y) to effect the purchase for the account of the Corporation of Bonds with such funds pursuant to this Section.

          (d) The "Purchase Date" for any purchase of Bonds shall be the date specified in the Notice of Purchase; provided that in no event shall the Purchase Date be (a) on the same day the Notice of Purchase is received if the Notice of Purchase is received by the Corporation later than 11:30 a.m. (New York City time) or (ii) after the last day of the Purchase Period.


          SECTION 2.03. Termination of Commitment. If at any time a Termination Event (as defined in Section 6.02 below) shall have occurred and be continuing, the Corporation may deliver a notice (a "Termination Notice") regarding the termination of the Commitment substantially in the form of Exhibit E hereto to the Issuer, the Remarketing Agent, the Trustee and the Tender Agent at the addresses set forth in Exhibit E hereto (or such other addresses as may be specified by such Persons for such purpose in writing to the Corporation), and the Commitment shall terminate, effective at the close of business on the [30th] day following the date of receipt by the Trustee of such notice, or if such day is not a Business Day, the next succeeding Business Day.


          SECTION 2.04. Sale of Bonds. (a) Remarketing Notices. Prior to 12:15 p.m. (New York City time) on any Bond Payment Date that is a Business Day on which the Corporation or any purchaser described in subsection (c) of this
Section 2.04 holds Bonds purchased pursuant to this Agreement, the Remarketing Agent may deliver a notice (a "Remarketing Notice") to the Corporation and any purchaser described in subsection (c) of this Section 2.04 and the Issuer stating that it has located a purchaser (the "Purchaser") for some or all of such Bonds and that such Purchaser desires to purchase on such Business Day such Bonds at a price of par plus accrued interest; provided that a Remarketing Notice may not be delivered following the delivery of a No-Remarketing Notice pursuant to Section 6.01 unless the Commitment has terminated in full.

          (b) Remarketing of Purchased Bonds. Upon receipt of a Remarketing Notice in accordance with subsection (a), the Corporation or any purchaser described in subsection (c) of this Section 2.04 shall have the option to either (1) retain such Bonds, which in such event shall bear interest thereafter at the regular Bond interest rate, and not the Corporation Rate, or
(ii) deliver those Bonds being remarketed by the Remarketing Agent upon payment for such Bonds in immediately available funds in an amount equal to the principal amount thereof plus interest accrued thereon at the Corporation Rate.

          (c) Right to Sell Purchased Bonds. The Corporation expressly reserves the right to sell Purchased Bonds held by it pursuant to this Agreement at any time after (x) it has owned such Bonds for more than 60 days without receiving a Remarketing Notice for such Bonds or (y) a No-Remarketing Notice has been delivered. The Corporation agrees that sales pursuant to this subsection (c) will be made only to affiliates of the Corporation pursuant to the GE Capital Agreement, institutional investors or other entities or individuals which customarily purchase commercial paper or tax exempt securities in large denominations who acknowledge in writing that their ownership of said Purchased Bonds is subject to the obligation to sell such Bonds pursuant to Sections 2.04(a) and (b) hereof. The Corporation agrees to notify the Issuer, the Fiscal Agent, the Tender Agent, the Remarketing Agent, Moody's and Standard & Poor's promptly of any such sale effected by it pursuant to this subsection (c). Bonds to be sold by the Corporation pursuant to this subsection (c) shall first be exchanged for new Bonds, which Bonds are not covered by the Rating, upon which is conspicuously noted their status as Purchased Bonds not subject, unless remarketed under the provisions of Sections 2.04(a) and (b) hereof, to Optional Tenders or Mandatory Tenders and which shall bear new CUSIP numbers.

          (d) Sale Without Recourse. Any sale of a Bond, or portion thereof, pursuant to this Section shall be without recourse to the seller and without representation or warranty of any kind.

          SECTION 2.05. Reduction of Available Commitment. Upon any redemption, defeasance, repayment or other payment or conversion to a Fixed Rate of all or any portion of the principal amount of the Bonds the aggregate Available Principal Commitment shall automatically be terminated by an amount equal to the principal amount of the Bonds so redeemed, repaid or otherwise paid or converted, as the case may be.

          SECTION 2.06. Fees. (a) Until the Commitment has terminated, the Issuer shall pay to the Corporation a commitment fee at the rate of ___% per annum on the daily average amount of the Available Commitment. Such commitment fee shall accrue from and including the Effective Date to but excluding the date of termination of the Commitment in its entirety and shall be payable quarterly, commencing __________________ , and on each _______ , _________ ,
_________ , and thereafter with a final payment due upon the date of termination of the Commitment in its entirety. The commitment fee shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

          (b) Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.

          SECTION 2.07. Corporation Rate. At any time that the Corporation owns Bonds which it has purchased pursuant to this Agreement and which it has not elected to retain pursuant to Section 2.04(b)(i) hereof, the Corporation Rate per annum on such Bonds shall be Prime Rate plus 1% provided, that such rate may be increased as set forth in Section 6.01 hereof. Notwithstanding the foregoing, the Corporation Rate shall at no time exceed the maximum rate permitted under the Authorizing Document.

          SECTION 2.08. General Provisions as to Payments. Notwithstanding any provision contained in the Bonds, any Related Document, or any other instrument, so long as any of the Bonds are owned by the Corporation hereunder, the Issuer shall cause each payment of principal of and interest on such Bonds to be paid not later than 5:00 p.m. New York time on the date when due in immediately available funds, or on the prior day in next day funds, to the account of the Corporation at ______________ , New York, New York, account number ________________ . Commitment fees due to the Corporation pursuant to
Section 2.06 hereof shall be paid by the Issuer not later than 5:00 p.m. New York time on the date when due in immediately available funds, or on the prior day in next day funds, to the account of the Corporation.

                                  ARTICLE III

                                   CONDITIONS

          SECTION 3.01. Conditions to Effectiveness. This Agreement shall not become effective until each of the following conditions has been satisfied:

          (a) receipt by the Corporation of (i) an opinion of _______________ ("Bond Counsel"), dated the Effective Date, substantially in the form of Exhibit A-1 hereto (ii) a reliance letter of Bond Counsel, addressed to the Corporation, with respect to its approving opinion, and (iii) an opinion of counsel for the Authority, dated the Effective Date addressed to and satisfactory to the Corporation, to the effect that the Financing Agreement is duly authorized, valid, binding and enforceable and that the Authority has all requisite power and authority to fulfill its obligations thereunder;

          (b) The conditions set forth in Section 9 of the Purchase Contract shall have been met to the satisfaction of the Corporation and the Corporation shall have received executed copies (addressed or certified to the Corporation in the case of opinions and other documents in letter form) of all opinions, certificates and other documents called for by the closing conditions of the Purchase Contract; and

          (c) Financial Guaranty Insurance Company shall have issued a policy of municipal bond insurance guaranteeing payment of the full amount of principal of and interest on the Bonds; and

          SECTION 3.02. Conditions to Purchase. (a) The obligation of the Corporation to purchase Bonds hereunder on any Purchase Date is subject to receipt by the Corporation of a Notice of Purchase as required by Section 2.02. The Corporation shall not be required to purchase any Bonds that are held by or for the account of the Issuer, any affiliate of the Issuer or any broker-dealer holding Bonds pursuant to an arrangement with the Issuer.

                  The Tender Agent will hold, as custodian for the Corporation, Bonds purchased by the Corporation hereunder, and shall have instructed the Trustee to register such Bonds in the name of the Corporation or in such other name or names as the Corporation may direct or shall have provided for the Corporation to be beneficial owner of book-entry Bonds registered to Cede & Co. or other nominee of the Depository Trust Company.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          The Issuer represents and warrants that, as of the date on which this Agreement is executed:

          SECTION 4.01. Existence. The Issuer is validly existing as a public benefit corporation under the laws of the State of New York, including the state constitution, with full right and power to issue the Bonds and to execute, deliver and perform its obligations under this Agreement and each Related Document.

          SECTION 4.02. Authorization; Contravention. The execution, delivery and performance by the Issuer of this Agreement and each Related Document are within the Issuer's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or result in the creation or imposition of any lien or encumbrance on any asset of the Issuer.

          SECTION 4.03. Binding Effect. This Agreement and each Related Document constitutes a valid, binding and enforceable agreement of the Issuer, subject to applicable laws affecting creditor's rights generally.

          SECTION 4.04. No Default. It is not, in any material respect, in breach of or default under its charter or other similar documents, or any applicable law or administrative regulation of the State or of the United States, relating, in each case, to the issuance of debt securities by it, or any applicable judgment, decree, loan agreement, note, resolution, ordinance, agreement or other instrument to which it is a party or is otherwise subject. Late delivery of financials or other reporting materials shall not be deemed material for purposes of this Section as long as said materials are delivered within 180 days of the applicable due date.

          SECTION 4.05. Litigation. Except as disclosed in the Official Statement with respect to the Bonds, there is no action, suit or proceeding pending against, or to the knowledge of the Issuer threatened against or affecting, the Issuer before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the financial position or results of operations of the Issuer or which in any manner draws into question the validity or enforceability of this Agreement or any Related Document.

          SECTION 4.06. No Sovereign Immunity. The defense of sovereign immunity is not available to the Issuer in any proceeding by the Corporation to enforce any of the obligations of the Issuer under this Agreement or the Bonds and, to the fullest extent permitted by law, the Issuer consents to the initiation of any such proceeding in any federal or state court of competent jurisdiction located in the State of New York and agrees not to assert the defense of sovereign immunity in any such proceeding.

          SECTION 4.07. Incorporation of Representations and Warranties by Reference. As of the Effective Date, the Issuer hereby makes to the Corporation the same representations and warranties as are set forth in the Related Documents, which representations and warranties, as well as the related defined terms contained therein, are hereby incorporated by reference with the same effect as if each and every such representation and warranty and defined term were set forth herein in its entirety. No amendment to such representations and warranties or defined terms made pursuant to the Related Documents shall be effective to amend such representations and warranties and defined terms as incorporated by reference herein without the consent of the Corporation.

                                   ARTICLE V

                                   COVENANTS

          SECTION 5.01. Covenants. The Issuer agrees that so long as the Corporation has a Commitment hereunder or any amount payable hereunder or under any Bond purchased by the Corporation pursuant to this Agreement remains unpaid:

          (a) Information. The Issuer will deliver to the Corporation as soon as possible and in any event within 120 days after the end of each fiscal year of the Issuer, a balance sheet of the Issuer as of the end of such fiscal year and the related statements of revenue and expense, setting forth in each case in comparative form the figures for the previous fiscal year, all certified as to the fairness of presentation, generally accepted accounting principles and consistency by a nationally recognized firm of independent certified public accountants; and

          (b) No Amendment Without Consent of the Corporation. Without the prior written consent of the Corporation, the Issuer will not agree or consent to any amendment, supplement waiver or modification (i) of the Remarketing Agreement which would have an adverse affect on the Corporation, or (ii) of the Financing Agreement or Authorizing Document that under said documents would require consent of the Trustee or Bondholders.

          (c) Maintenance of Remarketing Agent. The Issuer will at all times have a Remarketing Agent performing the duties thereof contemplated by the Authorizing Document.

          (d) Incorporation of Covenants by Reference. The Issuer agrees that it will perform and comply with each and every covenant and agreement required to be performed or observed by it in the Authorizing Document, which provisions, as well as related defined terms contained herein are hereby incorporated by reference herein with the same effect as if each and every such provision were set forth therein in its entirety. To the extent that any such incorporated provision permits any Person to waive compliance with or consent to such provision or requires that a document, opinion or other instrument or any event or condition be acceptable or satisfactory to any Person, for purposes of this Agreement, such provision shall be complied with only if it is waived or consented to by the Corporation and such document, opinion or other instrument shall be acceptable or satisfactory only if it is acceptable or satisfactory to the Corporation.

          SECTION 5.02. No Amendment of GE Capital Agreement Without Consent of Issuer and Trustee; Incorporation of Certain Covenants. Without the prior written consent of the Issuer and the Trustee, the Corporation will not agree or consent to any amendment, supplement or modification of the GE Capital Agreement, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the interests of the Issuer or the holders of the Bonds. The Corporation hereby repeats, for the benefit of the Issuer and the holders of the Bonds, the covenants set forth in
Section 6.1 of the GE Capital Agreement, which covenants, as well as the related defined terms contained therein, are hereby incorporated by reference with the same effect as if each and every such covenant and defined term were set forth herein in its entirety.

          SECTION 5.03. Other Liquidity Facilities. The Corporation agrees not to enter into another standby bond purchase agreement or other similar form of liquidity facility in support of the tender feature of adjustable rate bonds, unless such bonds are rated by both Moody's and Standard & Poor's in their highest short-term and long-term rating categories.

                                  ARTICLE VI

                                    DEFAULTS

          SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Issuer shall fail to pay when due (i) any amount payable under Section 2.06 and such failure shall continue for seven days or (ii) any other amount payable hereunder and such failure shall continue for seven days;

          (b) (i) the State of New York shall take any action which would impair the power of the Authority or the Issuer to comply with the covenants and obligations of such entities under the Authorizing Document or the Financing Agreement or any right or remedy of the Corporation or any owners of the Bonds from time to time to enforce said covenants and obligations or (ii) the Issuer shall fail to observe the covenants contained in Sections 5.01 (c) hereof;

          (c) the Issuer shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (a) or (b) above, but including those incorporated by reference) for 30 days after written notice thereof has been given to the Issuer by the Corporation;

          (d) any representation, warranty, certification or statement made by the Issuer or the Authority (or incorporated by reference) in this Agreement or any Related Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any Related Document shall prove to have been incorrect in any material respect when made;

          (e) any default by (A) the Issuer shall have occurred and be continuing in the payment of principal of or premium, if any, or interest on any bond, note or other evidence of indebtedness issued, assumed or guaranteed by the Issuer, or (B) by the Issuer or the Authority in the payment of any amounts payable under any lease, payment contract, mortgage, or conditional sale arrangement securing, with the consent of the Issuer or the Authority, as applicable, the payment of any indebtedness of a public benefit corporation or other governmental agency, instrumentality or body for borrowed money (except to the extent that the obligation to make such payment is being disputed in good faith and, if appropriate, contested in proceedings diligently conducted and there is no default in the payment of the principal of or interest on the secured indebtedness);

          (f) the Issuer or the Authority shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall declare a moratorium, or shall take any action to authorize any of the foregoing;

          (g) an involuntary case or other proceeding shall be commenced against the Issuer or the Authority seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Issuer or the Authority under the federal bankruptcy laws as now or hereafter in effect;

          (h) any material provision of this Agreement or any Related Document shall cease for any reason whatsoever to be a valid and binding agreement of the Issuer (to the extent the Issuer is a party thereto) or the Authority (to the extent the Authority is a party thereto) or the Issuer or the Authority, as the case may be, shall contest the validity or enforceability thereof; or

          (i) the Issuer shall fail to pay when due any amount payable under the Bonds or the Authority shall fail to pay any amount required to be deposited with the Trustee under Section 4.2(c) of the Financing Agreement (regardless of any waiver by the holders of the Bonds);

then, and in every such event, the Corporation may deliver a notice in the form of Exhibit D hereto (a "Default Rate Notice") to the Issuer and the Trustee for purposes of increasing the Corporation Rate payable on the Bonds, deliver a notice in the form of Exhibit C hereto (a "No-Remarketing Notice") to the Remarketing Agent not to remarket any of the Bonds purchased by the Corporation hereunder and/or take any other actions permitted by applicable law.

          SECTION 6.02. Termination Events. If an Event of Default (other than an Event of Default solely under Section 6.01(a)(ii), (c) or (d)) (a "Termination Event") shall have occurred and be continuing, then, and in every such event, the Corporation may terminate the Corporation's obligation to purchase Bonds pursuant to this Agreement as provided in Section 2.03; provided that an Event of Default shall not affect the obligation of the Corporation to purchase Bonds in accordance with the provisions of this Agreement prior to the close of business on the date on which such obligation terminates pursuant to
Section 2.03.

                                  ARTICLE VII

                                 MISCELLANEOUS

          SECTION 7.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, fax or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telex or facsimile, when such telex or facsimile is transmitted to the telex or facsimile number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Corporation under Sections 2.02 and 2.04 shall not be effective until received and that notices under Sections 2.02 and 2.04 may also be given by telephone to the Corporation at the telephone numbers listed on the signature pages hereof (or such other telephone number as may be designated by the Corporation, by written notice to the Issuer and Tender Agent, to receive such notice), immediately confirmed in writing or by telex or facsimile.

          SECTION 7.02. No Waivers. (a) The obligations of the Issuer hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement (including, without limitation, the Bonds or any other Related Document). The rights of the Corporation hereunder are separate from and in addition to any rights that any holder of any Bond may have under the terms of such Bond or any Related Document or otherwise.

          (b) No failure or delay by the Corporation in exercising any right, power or privilege hereunder or under the Bonds shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No failure or delay by the Corporation in exercising any right, power or privilege under or in respect of the Bonds or any other Related Document shall affect the rights, powers or privileges of the Corporation hereunder or shall operate as a limitation or waiver thereof.

          SECTION 7.03. Expenses. The Issuer shall pay (i) all reasonable out-of-pocket expenses of the Corporation, including fees and disbursements of counsel for the Corporation in connection with the preparation and review of this Agreement and the Related Documents and in connection with any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Corporation, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

          SECTION 7.04. Indemnification. To the extent permitted by law, the Issuer hereby indemnifies and holds harmless the Corporation from and against the cost of defending any and all third party claims and liabilities whatsoever that the Corporation may incur (or may be claimed against the Corporation by any Person whatsoever) (i) by reason of any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any materials used in marketing the Bonds, or the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading; or (ii) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, this Agreement; provided that the Issuer shall not be required to indemnify the Corporation for any costs of defending third party claims or liabilities to the extent, but only to the extent, such claims or liabilities arise due to the willful misconduct or gross negligence of the Corporation or are attributable to information concerning the Corporation provided by the Corporation expressly for use in the Official Statement relating to the Corporation; provided further that, unless there is an actual or potential conflict with respect to the legal defenses available to the Issuer and the Corporation, the Issuer may discharge its obligation hereunder by diligently defending the Corporation. The Corporation will promptly notify the counsel of the Issuer upon becoming aware of any claims or liabilities giving rise to a right to indemnification hereunder and will cooperate with the Issuer in the defense of such claims or liabilities. Nothing in this Section is intended to limit the Issuer's obligations contained in other parts of this Agreement or the Bonds. The Issuer will not refer to the Corporation in any materials used in marketing the Bonds without the prior written consent of the Corporation.

          SECTION 7.05. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Issuer and the Corporation; provided that no such amendment or waiver shall, unless signed by the Corporation (i) reduce the principal of or rate of interest on any Bond or any amounts payable under
Section 2.06 or (ii) postpone the date fixed for any payment of principal of or interest on any Bond or any amounts payable under Section 2.06 hereunder or for any reduction or termination of the Available Commitment. The Issuer will notify Moody's and Standard & Poor's of any amendment to this Agreement.

          SECTION 7.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Issuer may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Corporation.

          SECTION 7.07. Term of this Agreement; Extension. The term of this Agreement shall be from the Effective Date until the expiration of the Purchase Period. The Corporation may extend the scheduled term of the Purchase Period for an additional period of five years and thereafter for additional five-year periods by giving written notice of its intent to do so to the Issuer not later than the 3rd anniversary of the Effective Date and thereafter at the end of each successive five-year period beginning with said 3rd anniversary. The Issuer may, at its election, terminate this Agreement subject to payment in full of all amounts as set forth in (ii), above. Notwithstanding a termination of this Agreement by either the Corporation or the Issuer, the provisions of
Section 7.04 shall survive such termination and shall remain in full force and effect; provided, however, that such termination shall be subject to the limitations of the Related Documents.

          SECTION 7.08. New York Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          SECTION 7.09. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 7.10. Beneficiaries. This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder except that the agreement of the Corporation to purchase Bonds in accordance with the terms and conditions of this Agreement is made for the benefit of the holders of the Bonds and, in its capacity as such, the Tender Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                              [Authority]


                                              By_______________________________

                                              [Address]

                                              Attention:
                                              Fax Number:
                                              Telephone Number:

                                              FGIC SECURITIES PURCHASE, INC.


                                              By_______________________________
                                                          Vice President

                                               115 Broadway
                                               New York, New York 10006

                                               Attention:  President
                                               Fax Number:  (212) 312-3093
                                               Telephone Number: (212) 312-3001

EXHIBIT A

OPINION OF                                ,
BOND COUNSEL FOR THE ISSUER

[Effective Date]

[Authority]

FGIC Securities Purchase, Inc.
115 Broadway
New York, New York 10006

Dear Sirs:

          We have acted as counsel for [Authority] (the "Issuer") in connection with (i) the Standby Bond Purchase Agreement dated as of _________ , 199_ (the "Standby Bond Purchase Agreement") among the City and FGIC Securities Purchase, Inc.,(ii) the Contract of Purchase dated as of ________________ , 199_ (the "Purchase Contract"), among the Issuer and the Underwriters referred to therein, and (iii) Issuer's ______________________________ Bond Resolution, as amended and supplemented, relating to the __________________________ (the "Authorizing Document") and (iv) the Financing Agreement, dated as of ___________ , 199_, as amended and supplemented (the "Financing Agreement"), by and among the Issuer and ______________________________ . The Standby Bond Purchase Agreement, the Purchase Contract, the Authorizing Document and the Financing Agreement are hereinafter referred to as the "Agreements". You have requested our opinion as to certain matters concerning the Agreements. Terms defined in the Standby Bond Purchase Agreement are used herein as defined therein.

          Based on our examination of existing law, the Agreements, such legal proceedings and such other documents as we deem necessary to render this opinion, we are of the opinion that:

          1. The Issuer is a public benefit corporation validly existing under the laws of the State of New York (the "State").

          2. The execution, delivery and performance by the Issuer of each of the Agreements are within the Issuer's powers, have been duly authorized by all necessary action and require no action by or in respect of, or filing with, any governmental body, agency or official that has not been accomplished.

          3. Each of the Agreements has been duly executed and delivered and constitutes a valid and binding agreement of the Issuer, and the covenants made by the Issuer in the Standby Bond Purchase Agreement are legally binding obligations of the Issuer.

          The enforceability of the Agreements may be subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights heretofore or hereafter enacted to the extent constitutionally applicable; to securities laws that may affect the Issuer's indemnification obligations; and to the exercise of the State's police powers and of judicial discretion in appropriate cases.

                                                              Very truly yours,

EXHIBIT B

[LETTERHEAD OF THE TENDER AGENT]

NOTICE OF PURCHASE

                                                              [Date]

FGIC Securities Purchase, Inc.
115 Broadway
New York, New York 10006

Attention:__________________________

Re:

Dear Sirs:

                  Reference is made to the Standby Bond Purchase Agreement dated as of _________ , 199_ (the "Agreement") among the [Authority] and FGIC Securities Purchase, Inc. Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.

                  Pursuant to Section 2.02(a) of the Agreement, we hereby give you notice that due to the inability to remarket Bonds on the date hereof, such Bonds are to be purchased by you on ____________ __, 199_ (the "Purchase Date") pursuant to Section 2.02 of the Agreement. The aggregate Purchase Price of such Bonds is __________ dollars ($________). Of such aggregate Purchase Price, __________ dollars ($______) comprises principal of such Bonds and _________ dollars ($______) comprises interest accrued on such Bonds to but excluding the Purchase Date. The Bonds referred to herein bear interest at a Variable Rate and have not been defeased.

FGIC Securities Purchase, Inc.
[Date]
Page Two

                  The  Purchase  Price  should  be  provided  in   [immediately
available/next-day] funds.

                                              Very truly yours,

                                              [TENDER AGENT]



                                              By:______________________________
                                                 Name:
                                                 Title:

EXHIBIT C

[LETTERHEAD OF CORPORATION]

NO-REMARKETING NOTICE

                                                              [Date]

==================
------------------

Re:

Dear Sirs:

                  Reference is made to the Standby Bond Purchase Agreement dated as of _________ , 199_ among the [Authority] and FGIC Securities Purchase, Inc. (the "Agreement"). Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.

                  We hereby give you notice that because an Event of Default has occurred and is continuing, you are hereby instructed not to remarket any of the Bonds purchased by FGIC Securities Purchase, Inc. pursuant to the Agreement or deliver any Remarketing Notices pursuant to Section 2.04 of the Agreement.

                                                Very truly yours,

                                                FGIC SECURITIES PURCHASE, INC.



                                                By:___________________________
                                                   Name:
                                                   Title:

EXHIBIT D

[LETTERHEAD OF CORPORATION]

DEFAULT RATE NOTICE

[Date]

[Authority]

Attention:

Dear Sirs:

                  Reference is made to the Standby Bond Purchase Agreement dated as of _________ , 199_ among the [Authority] and FGIC Securities Purchase, Inc. (the "Agreement"). Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.

                  We hereby give you notice that because an Event of Default has occurred and is continuing, the Corporation Rate payable on the Bonds is increased as of the date hereof to the Prime Rate plus 3%.

                                                 Very truly yours,

                                                 FGIC SECURITIES PURCHASE, INC.

                                                 By:___________________________
                                                    Name:
                                                    Title:

EXHIBIT E

[LETTERHEAD OF CORPORATION]

TERMINATION NOTICE

[Authority]

==========================
Attention:  [comptroller]

[Trustee]

==================================
----------------------------------

[Remarketing Agent]

============================
----------------------------

[Tender Agent]

============================
----------------------------

Re:

Dear Sirs:

          Reference is made to the Standby Bond Purchase Agreement dated as of _________ , 199_ among the [Authority], and FGIC Securities Purchase, Inc. (the "Agreement"). Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.

          We hereby give you notice that a Termination Event has occurred and is continuing. Pursuant to Section 2.03 of the Agreement, the Commitment shall terminate, effective at the close

[Trustee]
[Municipality]
[Tender Agent]
[Remarketing Agent]
[Date]
Page Two


of business on the [30th] day following receipt by the Trustee of this Termination Notice.


          Please be advised that a Notice of Purchase may not be delivered following the termination of the Commitment.

                                               Very truly yours,

                                               FGIC SECURITIES PURCHASE, INC.


                                               By:__________________________
                                                  Name:
                                                  Title:

Acknowledgment of Receipt
on [date].

--------------------------
         [Trustee]

          * The Table of Contents is for convenience of reference only and is not a part of this Agreement.